Registration No. 333-82709

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ____________________________

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                        ____________________________

                           UNION BANKSHARES, INC.
           (Exact name of registrant as specified in its charter)

            Vermont                        6022                 03-0283552
(State or other jurisdiction of  (Primary Standard          (I.R.S. Employer
incorporation or organization)   Industrial Classification  Identification No.)
                                 Code Number)

          20 Main Street, P.O. Box 667, Morrisville, VT 05661-0667
                               (802) 888-6600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Mr. Kenneth D. Gibbons
                    President and Chief Executive Officer
                           Union Bankshares, Inc.
                          20 Main St., P.O. Box 667
                         Morrisville, VT  05661-0667
                               (802) 888-6600
(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        ____________________________

      Copies to:
      Denise J. Deschenes, Esq.        Edward R. Zuccaro, Esq.
      Primmer & Piper, P.C             Zuccaro, Willis & Bent
      421 Summer St., PO Box 159       87 Main St., PO Box 97
      St. Johnsbury, VT 05819          St. Johnsbury, VT 05819-0097
      (802) 748-5061                   (802) 748-8958

                        ____________________________


Deregistration of Unissued Shares
---------------------------------

Effective as of the close of business on November 30, 1999, the registrant, Union Bankshares, Inc. ("Union"), completed its acquisition of Citizens Savings Bank and Trust Company ("Citizens"). In connection with the merger, Union issued to the shareholders of Citizens 991,089 shares of its $2.00 par value common stock, net of fractional shares settled in cash. Union had previously registered 991,298 shares of its common stock for issuance in the transaction. The sole purpose of this post-effective amendment is to de-register the remaining 209 shares previously registered but not issued in the transaction.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Morrisville, State of Vermont, on December 15, 1999.

                                       UNION BANKSHARES, INC.



                                       By: /s/ Kenneth D. Gibbons
                                           ---------------------------------
                                               Kenneth D. Gibbons, President
                                                and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of December, 1999.


Signature                                          Title
---------                                          -----


/s/ Kenneth D. Gibbons          President,
---------------------------     Chief Executive Officer
Kenneth D. Gibbons              and Director


/s/ Cynthia D. Borck*           Vice President and Director
---------------------------
Cynthia D. Borck


/s/ Marsha A. Mongeon*          Vice President, Chief Financial Officer and
---------------------------     Treasurer (Principal Financial and Accounting
Marsha A. Mongeon               Officer)


/s/ William T. Costa            Director
---------------------------
William T. Costa


/s/ Oscar E. Churchill*         Director
---------------------------
Oscar E. Churchill


/s/ Peter M. Haslam*            Director
---------------------------
Peter M. Haslam


/s/ Franklin G. Hovey, II       Director
---------------------------
Franklin G. Hovey, II


/s/ William F. Kinney*          Director
---------------------------
William F. Kinney


/s/ Richard C. Marron*          Director
---------------------------
Richard C. Marron


/s/ Robert P. Rollins*          Director
---------------------------
Robert P. Rollins


/s/ Jerry S. Rowe               Vice President and Director
---------------------------
Jerry S. Rowe


/s/ Richard C. Sargent*         Director
---------------------------
Richard C. Sargent


/s/ Walter M. Sargent*          Director
---------------------------
Walter M. Sargent


/s/ W. Arlen Smith*             Director
---------------------------
W. Arlen Smith




-------------------
* By Kenneth D. Gibbons, attorney-in-fact, pursuant to Power of Attorney dated as of June 16, 1999 (Exhibit 24.1 to this Registration Statement).